NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AUGUST 16, 1997

  The Annual Meeting of Stockholders of Real Goods Trading Corporation (the "Company") will be held on Saturday, August 16, 1997 at 10:00 a.m. at 13771 S. Hwy. 101, Hopland, California, 95449, for the following purposes:
   1. To elect six directors to the Board of Directors of the Company;
   2. To transact such other business as may be properly brought before the Annual Meeting and any adjournments or postponement thereof.

   A complete list of the stockholders entitled to vote at the meeting, including the address and number of shares registered in the name of each such stockholder, will be open for examination by any such stockholder, for any purpose germane to the meeting, at the Company's corporate office (555 Leslie Street, Ukiah, California) during ordinary business hours for ten days before the date of the meeting. The list will also be available for inspection at the meeting. The close of business on June 17, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

[S]DONNA MONTAG, SECRETARY
   Donna Montag, Secretary
   June 17, 1997

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO POSTAGE.  YOU MAY NEVERTHELESS VOTE
IN PERSON IF YOU ATTEND THE MEETING.

      REAL GOODS TRADING CORPORATION PROXY STATEMENT
       FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
  This Proxy Statement is furnished to the stockholders of Real Goods Trading Corporation, a California corporation (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Saturday, August 16, 1997, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at 13771 S. Hwy. 101, Hopland, California 95449. The Company's principal executive offices are located at 555 Leslie Street, Ukiah, California 95482. Its telephone number is (707) 468-9292. These proxy solicitation materials were first mailed on or about June 25, 1997 to all stockholders entitled to vote at the Meeting.
ANNUAL REPORT
  The Annual Report of the Company for the year ended March 31, 1997, is furnished concurrently to all stockholders entitled to vote at the Meeting. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. Record Date, Shares Outstanding and Voting Rights Stockholders of record at the close of business on June 17, 1997, are entitled to notice of and to vote at the Meeting. On such date 3,403,804 shares of the Company's Common Stock (without par value) were issued and outstanding. Each outstanding share of capital stock entitles its holder to one vote with respect to the matters properly brought before the meeting. However, in the election of directors, if prior to the voting any stockholder gives notice at the Meeting of his or her intention to cumulate his or her votes, every stockholder shall be entitled to the number of votes equal to the number of shares owned by him or her multiplied by the number of directors to be elected. In the event that cumulative voting occurs, each stockholder may cast all such votes for a single nominee or distribute them among two or more nominees. No stockholder may cumulate votes for any candidate whose name has not been placed into nomination prior to the voting.
SOLICITATION
  The solicitation of proxies is made by the Company and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company's stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. VOTING OF PROXIES
  The shares represented by the proxies solicited hereby will be voted FOR the election of the Company's nominees for the Board and at the discretion of the proxy holders on any other matters that may properly come before the Meeting, if no contrary instruction is indicated on a proxy.
REVOCABILITY OF PROXIES
  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 20, 1997, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares.

Name and Address of     Share Amount and Nature of    Percentage
Beneficial Owner          Beneficial Ownership*       of Class**

John Schaeffer
555 Leslie Street              2,138,528 1                 62.8%
Ukiah, CA  95482

Stephen Morris
555 Leslie Street                 32,300 2                   **
Ukiah, CA  95482

James T. Robello
555 Leslie Street                  2,000 3                   **
Ukiah, CA  95482

Linda  Francis
555 Leslie Street                  2,000 3                   **
Ukiah, CA  95482

John Lenser
555 Leslie Street                  2,000 3                   **
Ukiah, CA  95482

Barry Reder
222 Kearny Street, 7th Floor         None                    N/A
San Francisco, CA  94108

All directors and officers
 as a group(7 persons)         2,182,828 4                  64.2%

  * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.
  ** Less than one percent of such class of stock.
  1 The amount reported excludes 3,000 shares transferred in December 1994 by Mr. Schaeffer to an irrevocable trust established for the benefit of Mr. Schaeffer's children.
     Mr. Schaeffer does not have voting or investment powers over these 3,000 shares and Mr. Schaeffer disclaims beneficial ownership of all of the shares held in this irrevocable trust.
  2 Includes 31,300 shares subject to issuance within 60 days after May 20, 1997, upon the exercise of stock options granted pursuant to Company's Fiscal 1993 Stock Incentive Plan, as amended (the "1993 Plan") and 1000 shares subject to issuance within 60 days after May 20, 1997, upon the exercise of stock options granted subject to the 1995
      Non-Employee Directors' Stock Option Plan.
  3 Includes 6,000 shares subject to issuance within 60 days after May 20, 1997 upon the exercise of stock options granted pursuant to the Company's Non-Employee Directors' Stock Option Plan.
  4 Includes 6,000 shares subject to issuance with 60 days after May 20, 1997 to an officer of the Company upon the exercise of stock options granted pursuant to the 1993 Plan.

                    BOARD OF DIRECTORS MEETINGS
      During the fiscal year ended March 31, 1997, the Board met on four (4) occasions and took action by written consent on nine
(9) occasions. Each person who was then a Board member attended the four meetings held.
BOARD COMMITTEES
THE COMPENSATION COMMITTEE. The Compensation Committee, which met twice in fiscal 1997, currently has three members, John Lenser, Linda Francis and Barry Reder. The Compensation Committee establishes the compensation and evaluates the performance of the officers of the Company and provides advice and counsel to the Board of Directors with respect to compensation policies and practices.
THE AUDIT COMMITTEE. The Audit Committee, which met once in fiscal 1997, currently has two member, James Robello and Barry Reder. The Audit Committee meets at least annually with the auditors of the Corporation and consults with them and with the Chief Financial Officer of the Corporation as is necessary. The Audit Committee has the responsibility of recommending the annual appointment of the public accounting firm to serve as the Company's independent auditors and reviewing any matters with the auditors that might affect the financial statements, internal controls, or other financial aspects of the operation of the Company. The Audit Committee also reviews the Company's accounting procedures and systems of control and the Company's quarterly and annual financial statements. None of the members of the Compensation Committee or the Audit Committee is an employee of the Company.
REPORTS REQUIRED BY SECTION 16(A).
      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission, and any exchange on which the Company's stock is traded, reports of ownership and changes in ownership of the Company's Common Stock.
     Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Form 5 reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with, except that John Schaeffer was late in filing a Form 4 report of his sales of shares of the Company's Common Stock in May 1996 and December 1996.
GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
     Information about (i) each director nominee, and (ii) the only executive officer of the Company who is not a director, is set forth below:

     Name         Age         Office       Director       Term
                                             Since       Expires
John Schaeffer    47         President,      1990        1997
                           Chief Executive
                             Officer and
                              Chairman
                            of the Board

Stephen Morris    49         Director        1993        1997

James T. Robello  51         Director        October     1997
                                              1995

Linda Francis     48         Director        May 1996    1997

John Lenser       52         Director        May 1996    1997

Barry Reder       52         Director        May 1996    1997

Donna Montag      49       Chief Financial      N/A      N/A
                             Officer and
                              Secretary

PROFESSIONAL EXPERIENCE OF EXECUTIVE OFFICERS AND DIRECTORS:
     JOHN SCHAEFFER. Mr. Schaeffer founded the Company's predecessor in 1986 and since 1990 has been the Company's President, Chief Executive Officer and Chairman of the Board.
Mr. Schaeffer has been involved in retail businesses since 1978. In 1994 Mr. Schaeffer was named California Small Businessperson of the Year. Mr. Schaeffer received a B.A. degree in anthropology from the University of California at Berkeley in 1971.
     STEPHEN MORRIS. Mr. Morris joined the Company's Board of Directors in October 1993. On July 1, 1994, Mr. Morris became Executive Vice President and Chief Operating Officer of the Company. He resigned from such position in June, 1995. Prior to July 1, 1994 and subsequent to June, 1995, Mr. Morris has been the principal of Stephen Morris Associates, a provider of sales and marketing consulting services. From 1978 to 1990, Mr. Morris was a Sales Manager, Director of Sales and Distribution, and Vice President, Sales and Marketing for Vermont Castings, Inc. of Randolph, Vermont, a manufacturer of wood stoves. He is currently the publisher at Chelsea Green Publishing Co. in Vermont. Mr. Morris received an A.B. degree in Psychology from Yale University in 1970.
  JAMES ROBELLO. Mr. Robello joined the Company's Board of Directors in October 1995. Mr. Robello was hired by Real Goods as its Controller in 1991, and in August 1992 was appointed its Chief Financial Officer. He resigned from that position in October 1995, to become General Administrator of Santa Rosa Anesthesia Medical Group, Inc., currently operating under the name Anesthesia & Analgesia Medical Group, Inc. At that time he was elected to the Board of Directors at Real Goods. Mr. Robello served as Secretary of the Company from August 1992 to May 21, 1996. From 1983 to 1991, Mr. Robello was employed at Cray Research, Inc., a manufacturer and distributor of supercomputers, as a Business Controls Manager, Western Region; a Business Manager I; and a Business Manager II, Western/Asia Pacific Region. Mr. Robello received a B.A. in finance and business environment from the University of Oregon in 1967.
  LINDA FRANCIS. Ms. Francis joined the Company's Board of Directors in May 1996. Ms. Francis has been a self-employed management consultant since 1989. Ms Francis founded and ran a non-profit corporation serving developmentally disabled persons. Since 1995, Ms. Francis has worked with Real Goods to fine tune its organization and corporate structure, utilizing her experience in "open book management" and employee motivational programs. Ms. Francis received a B.A. degree in Sociology from Sonoma State University in 1972, an M.A. degree in Education from Sonoma State University in 1982 and a Special Education teaching credential from Sonoma State University in 1973.
  JOHN LENSER. Mr. Lenser joined the Company's Board of Directors in May 1996. Mr. Lenser was Chairman of the Board of The Music Box Company from 1978 to 1991, and was President of Hearthsong and David Kay Catalog from 1992 to 1995. Mr. Lenser has been an independent consultant from 1994 to the present. Mr. Lenser received a B.A. degree in 1966 and a Masters Degree in 1969 from the University of California at Berkeley.
  BARRY REDER. Mr. Reder joined the Company's Board of Directors in May 1996. Since October 1993, Mr. Reder has been a partner at the San Francisco firm of Coblentz, Cahen, McCabe & Breyer, a California law firm. From 1976 to October 1993, Mr. Reder was a partner at Dinkelspiel, Donovan & Reder, a San Francisco, a California law firm that dissolved in October 1993. Mr. Reder has served as counsel to the Company since 1990. He is a general corporate and securities counsel for a broad range of businesses throughout the United States. His expertise is in mergers and acquisitions, venture capital, contracts and real estate. Mr. Reder received a B.A. degree from Wesleyan University in 1966 and a J.D. degree from Cornell Law School in 1969.
  DONNA MONTAG. Ms. Montag joined the Company as its Assistant Controller in 1993. She was appointed as Controller of the Company on November 8, 1995, Secretary of the Company on May 21, 1996 and Chief Financial Officer on August 6, 1996. Ms. Montag was the Controller at Scharffenberger Cellars from 1989 until 1993. Ms. Montag received a B.A. degree from Marymount College in 1969 and C.M.A. certification in 1996.

  There is no family relationship among directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.
REMUNERATION OF DIRECTORS
  Under the Company's Amended and Restated Non-Employee Directors' Plan (the "Amended Directors' Plan") Directors receive an option to purchase 10,000 shares of the Company's Common Stock upon election, and an option to purchase 2,000 shares of stock on the sixth and each succeeding anniversary of service thereafter. Mr. Reder has disclaimed participation in
the Amended Directors' Plan.   The non-employee directors of the
Company each receive an annual cash retainer fee of $6,000 per year. Also as of May 21, 1996, each non-employee director who chairs the Compensation Committee and Audit Committee of the Board receives an additional $3,000 per year for chairing each such committee. Mr. Reder is the chairman of the Audit Committee and the Compensation Committee.
  The directors are not reimbursed for their out-of-pocket expenses in connection with their service on the Company's Board. COMPENSATION OF EXECUTIVE OFFICERS
  The following table sets forth the cash, bonus and other annual compensation received by Mr. Schaeffer, the Company's President and Chief Executive Officer, for the three fiscal years ending on March 31, 1995, 1996 and 1997, respectively. Mr. Schaeffer received no bonuses, reportable perquisites, securities or property, long term compensation awards in the form of restricted stock awards, option or SAR awards, or payouts pursuant to any long term incentive plan during fiscal 1997 or the two preceding fiscal years. Mr. Schaeffer holds no options to purchase any of the Company's securities, including Common Stock. No officer received in excess of $100,000 of total annual salary and bonus compensation during such period.

Summary Compensation Table

 Name and                              Annual
 Principal                          Compensation     All Other
 Position             Fiscal Year     Salary 1, 2  Compensation 3
John Schaeffer,
  President,             1997          $70,981         $8,112
  Chairman of            1996           79,083          5,704
  the Board,             1995           84,492          2,855
 Chief Executive
    Officer

  1 Includes amounts deferred at the election of Mr. Schaeffer pursuant to the Company's 401(k) Plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.
  2 Includes certain amounts accrued during the year indicated and paid the following year.
  3 Consists entirely of the cash value benefit to Mr. Schaeffer of split-dollar life insurance premiums paid by the Company on a $2,500,000 life insurance policy owned by the Schaeffer 1994 Irrevocable Trust. The figure was established using the demand loan valuation method and assuming a long-term interest rate of 7.5%. Such split-dollar life insurance policy and the arrangement between Mr. Schaeffer, the Schaeffer 1994 Irrevocable
      Trust and the Company regarding such policy is discussed under "Employment Contracts, Employment Termination and Change-in-Control Arrangements" below. Prior to fiscal 1995, Mr. Schaeffer did not receive such a benefit.
On March 3, 1997, the Board of Directors of the Company determined that a modest adjustment to the exercise prices of all outstanding stock options could have a beneficial impact on the Company both for employee morale and for other reasons. At that time, there were outstanding options to purchase an aggregate of 233,700 shares with exercise prices ranging from $5.10 to $5.69. On that date, the fair market value of the Company's Common Stock was $5.00 per share. The Board of Directors determined to offer all employees who had received stock options form 1993 to 1996 an opportunity to surrender their unexercised options with exercise prices ranging from $5.05 to $5.64 per share, so that all option exercise prices were reduced by $.05 per share. Donna Montag, Chief Financial Officer of the Company, was allowed to participate in the repricing offer. Ms. Montag surrendered options to purchase 20,000 shares of common stock granted October 3, 1995 at an exercise price of $5.69 per share for options to purchase 20,000 shares at $5.64 per share. The new options retained the same vesting status and expiration date as the options surrendered.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  On April 8, 1997, the Company entered into an extended line of credit agreement for $1,500,000 from the National Bank of the Redwoods replacing the Company's previous line of credit for $1,000,000. Mr. Schaeffer personally guaranteed each line of credit. On March 31, 1997 no amounts were outstanding under the extended line of credit.
  Stephen Morris, a director of the Company, currently serves as the publisher at, and owns 10% of the Common Stock of, Chelsea Green Publishing Co. ("CGP") in Vermont, a company which has co-published several books with the Company and is a distributor of the Company's Real Goods Solar Living Sourcebook. All transactions between the Company and CGP resulted in total gross payments of $192,892 made by the Company to CGP from April 1, 1996 through March 31, 1997.
EMPLOYMENT CONTRACTS, EMPLOYMENT TERMINATION AND
CHANGE-IN-CONTROL ARRANGEMENTS
  John Schaeffer has had an employment agreement with the Company since June 1990. The agreement is renewable on an annual basis, commencing February 28th of each year, and is terminable by Mr. Schaeffer upon thirty (30) days' notice, or by the Company upon sixty (60) days' notice. Mr. Schaeffer's base salary is subject to annual increase by the Board as determined by the Board. Mr. Schaeffer is also eligible to participate in the Company's benefit plans, including option, profit sharing, insurance and similar plans. If Mr. Schaeffer becomes disabled during the term of his employment, his disability benefits will be paid through the remaining term of the agreement. The agreement requires Mr. Schaeffer's full-time service to the Company.
  Mr. Schaeffer owns 2,138,528 shares of the Company's Common Stock. Mr. Schaeffer and the Company have been advised that on the death of Mr. Schaeffer the estate may be required to sell all or a substantial portion of such shares to satisfy estate tax obligations. The sale of such number of shares would likely destabilize the market for the Company's stock. The Company agreed to pay a portion of the premiums due on a life insurance policy for Mr. Schaeffer (the "Policy"). The Policy is owned by the Schaeffer 1994 Irrevocable Trust (the "Trust") established for the benefit of Mr. Schaeffer's children. Pursuant to a Split-Dollar Agreement dated May 15, 1995, among the Company, Mr. Schaeffer and the Trustee of the Trust, the Company will be reimbursed for the amount of the premiums it pays on the policy at such time as the Split-Dollar Agreement is terminated, the Trust surrenders or cancels the Policy, or when the Policy's death benefit proceeds are paid. Such repayment has been secured by the collateral assignment of the Policy by the Trust to the Company.
  Since January 1996, Mr. Morris has been a part-time consultant to the Company on an hourly basis. In fiscal 1997, the Company paid Mr. Morris $14,115 as a consultant. Mr. Morris may exercise stock options to purchase 31,300 shares of Company Common Stock at any time until 30 days after his term as a part-time consultant has ended. A 25,000-share stock option granted to Mr. Morris on March 31, 1995 was terminated on April 29, 1996.
FUTURE TRANSACTIONS
  Any future transactions (including loans) between the Company and any officer, director, principal shareholder or affiliate of the Company will be approved by a majority of the directors disinterested in such transactions and by a majority of the independent outside directors, each of whom shall have determined that the transaction is fair to the Company and its stock and that the terms of such transaction are no less favorable to the Company than could be obtained from unaffiliated parties.

MATTERS SUBMITTED TO THE VOTE OF STOCKHOLDERS ELECTION OF
DIRECTORS
  The Company's By-Laws authorize a Board of four to seven members, the specific number of which is currently fixed at six but can be fixed within that range by the Board. Each director holds office for a term which expires at the next annual meeting when his or her successor is elected and qualified. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees, Linda Francis, John Lenser, Stephen Morris, Barry Reder, James Robello and John Schaeffer. In the event that any of these individuals is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the Chairman of the Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The six nominees receiving the highest number of votes at the Meeting will be elected directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL MANAGEMENT
NOMINEES FOR THE ELECTION OF DIRECTORS.

GENERAL VOTING INFORMATION
  A stockholder may, with respect to the election of directors
(i) vote for the election of all director nominees named herein, or (ii) withhold authority to vote for the director nominees or
(iii) vote for the election of one or more of such director nominees and against the other director nominee or nominees by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. Shares will be voted as instructed in the accompanying proxy. If there are no instructions from the stockholder on an executed proxy, the proxy will be voted as recommended by the Board. When a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock and so indicates that it is not voting certain stock on any or all matters on the proxy, the shares which are not being voted with respect to a particular matter (the"non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Approval of each matter specified in the Meeting notice requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors. In determining whether the requisite shareholder approval has been received on the other matters, broker non-votes will not be counted, while a vote to abstain will be counted and therefore have the effect of a vote against the matter.

INDEPENDENT AUDITORS
The Company's independent auditors for the year ended March 31, 1997 was Deloitte and Touche, LLP. Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board generally selects independent auditors to audit the financial statements of the Company at the end of each fiscal year. As of the date hereof, the Board has not selected such auditors for the fiscal year ending March 31, 1998 but shall make a selection after reviewing the cost, availability and expertise of such accountants.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
  Proposals that stockholders of the Company would like to present at next year's Annual Meeting must be received by the Company no later than April 26, 1998 in order that they may be included in the proxy statement and form of proxy related to that meeting.

OTHER MATTERS
  The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

Form 10-KSB
  A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on June 10, 1997 is available without charge upon written request to Investor Relations, Real Goods Trading Corporation, 555 Leslie Street, Ukiah, California 95482.
  By signing and returning the enclosed Proxy, stockholders will be assured of representation at the Annual Meeting in connection with approval of the matters discussed herein. Each stockholder should review, complete, execute, date and return the enclosed Proxy to the Company in the envelope provided as promptly as possible, and in any event before August 8, 1997. The Board appreciates the cooperation of the stockholders. By Order of the Board of Directors

[S]DONNA MONTAG
   Donna Montag
    Secretary
Dated:  June 17, 1997

            REAL GOODS TRADING CORPORATION
       PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                  August 16, 1997

     The undersigned hereby appoints John Schaeffer and Donna Montag, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Real Goods Trading Corporation, a California corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company which will be held at 13771 S. Highway 101, Hopland, California 95449 on Saturday, August 16, 1997 at 10:00 a.m., local time, or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement, and upon such other business as properly comes before the meeting or any adjournment thereof.

Election of Directors

FOR ALL NOMINEES     FOR ALL NOMINEES         WITHHOLD AUTHORITY
LISTED BELOW      EXCEPT AS CROSSED OUT      TO VOTE FOR NOMINEES


     Instruction:  TO WITHHOLD AUTHORITY FOR ANY NOMINEE, CROSS
OUT THAT NOMINEE'S NAME BELOW.


       Linda Francis     Stephen Morris    James Robello


       John Lenser       Barry Reder     John Schaeffer



       COMMENTS/ADDRESS CHANGE
       Please mark this box if you have written comments/address change on the reverse side.


       I PLAN TO ATTEND THE MEETING

(continued on reverse side)

       Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with all of the Board of Directors' recommendations, please sign below: no boxes need be checked. IF YOU SIGN THIS PROXY AND DO NOT INDICATE THAT YOU WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY DIRECTOR NOMINEE, THIS PROXY SHALL BE DEEMED TO BE A VOTE FOR ALL SUCH NOMINEES.

       Receipt is hereby acknowledged of the Real Goods Trading
Corporation Notice of Meeting and Proxy Statement.



COMMENTS/ADDRESS CHANGE:          Please date and sign exactly as
                                  your name(s) appear on your
                                  shares.  If signing for
                                  estates, trusts, or
                                  corporations, title or office
                                  should be stated. If shares are
                                  held jointly, each holder
                                  should sign.

Please mark Comment/Address Box on Reverse Side



                                _________________________________




                                _________________________________
                                   Signature of Stockholder(s)



                                   Dated:_______________, 1997


Printed on recycled paper